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                                                                    EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-77024) and in the Registration Statements on Form S-8 (No. 33-85692, No. 33-50564, No. 33-56756, No. 33-67160, No. 33-73680, No. 33-98750, No. 33-92302, No. 333-242, No.
333-5719, No. 333-5721, No. 333-24207, No. 333-27089, No. 333-27091, No. 333-
39093, No. 333-39095, No. 333-61889, No. 333-95601 and No. 333-95603) of
Callaway Golf Company of our report dated January 26, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 26, 2000 relating to the financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

San Diego, California
March 28, 2000